Exhibit 4(e)


                                   TRUST AGREEMENT
                                 OF ENSERCH CAPITAL I



                    This   TRUST  AGREEMENT   of  ENSERCH   Capital I  (the

          "Trust"),  dated  as  of  December 17,  1997,  among  (i) ENSERCH

          Corporation, a Texas corporation (the "Depositor"), (ii) The Bank of  New  York, a  New  York  banking corporation  (the  "Property

          Trustee"),  not in its individual capacity  but solely as trustee of the Trust, (iii) The  Bank of New York (Delaware), a  Delaware

          banking  corporation  (the   "Delaware  Trustee"),  not   in  its

          individual  capacity but  solely  as trustee  of  the Trust,  and

          (iv) Michael Perkins,  an individual  employed by  the Depositor,

          not in his individual capacity but solely as trustee of the Trust

          (the   "Administrative   Trustee")(the  Administrative   Trustee,

          together  with  any  administrative  trustees  appointed  by  the

          Depositor   after   the   date   hereof,    the   "Administrative

          Trustees")(each of  such  trustees  in  (ii), (iii)  and  (iv)  a

          "Trustee" and  collectively, the "Trustees").   The Depositor and

          the Trustees hereby agree as follows:

                    1.   The  trust  created  hereby   shall  be  known  as

          "ENSERCH Capital I", in which name the Trustees, or the Depositor to  the extent provided herein,  may conduct the  business of the

          Trust, make and execute contracts, and sue and be sued.

                    2.   The Depositor hereby  assigns, transfers,  conveys

          and  sets over  to the  Trustees the  sum of  $10.   The Trustees

          hereby  acknowledge receipt  of  such amount  in  trust from  the

          Depositor,  which  amount  shall  constitute  the  initial  trust

          estate.   The  Trustees hereby  declare that  they will  hold the

          trust estate in trust for the Depositor.  It is  the intention of the parties  hereto that  the Trust  created hereby  constitute a business trust under Chapter 38 of Title 12 of the Delaware Code,

          12 Del. C. S.3801 et seq. (the "Business Trust  Act"),  and  that
             -------        -- ---
          this document  constitutes the governing instrument of  the Trust.

          The Trustees  are hereby authorized and  directed to  execute and file  a certificate  of trust with the  Secretary of State of the

          State of Delaware in accordance with the provisions of the Business

          Trust Act.

                    3.   The Depositor and the  Trustees will enter into an

          amended and  restated Trust Agreement, satisfactory  to each such party  and substantially in the form to be included as an exhibit to  the  1933 Act  Registration Statement  referred to  below, to provide  for  the contemplated  operation  of  the Trust  created hereby and  the issuance  of the  Preferred Trust  Securities and

          Common  Trust Securities  referred  to  therein.   Prior  to  the

          execution  and  delivery  of  such  amended  and  restated  Trust

          Agreement, the  Trustees shall not  have any  duty or  obligation hereunder  or  with  respect  of  the  trust  estate,  except  as otherwise  required by applicable law  or as may  be necessary to obtain  prior  to  such  execution  and  delivery  any  licenses,

          consents or approvals required by applicable law or otherwise.

                    4.   The  Depositor and  the Trustees  hereby authorize

          and  direct   each  of  the  Administrative   Trustees,  and  the

          Depositor, acting singly or  together, (and, in the case  of (iv)

          below, Robert J. Reger, Jr.,  as authorized representative of the

          Trust)  (i) to prepare and file with  the Securities and Exchange

          Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 (the "1933

          Act  Registration  Statement")  (including any  pre-effective  or post-effective  amendments thereto), relating to the registration under  the Securities Act of  1933, as amended,  of the Preferred

          Trust Securities  of the Trust  and certain other  securities and

          (b) a Registration Statement on Form 8-A (the "1934 Act Registra-

          tion Statement") (including all pre-effective  and post-effective amendments thereto) relating to the registration of the Preferred

          Trust Securities of the Trust under Section 12(b) or 12(g) of the

          Securities  Exchange Act of 1934, as amended; (ii) to prepare and file  with The New York Stock Exchange, Inc. (the "Exchange") and execute  on behalf  of the  Trust a  listing application  and all other  applications,  statements,  certificates,  agreements  and other instruments as shall be necessary or desirable to cause the

          Preferred Trust Securities to be listed on the Exchange, (iii) to prepare and file and execute on behalf of the Trust such applica-

          tions, reports, surety  bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall  be  necessary or  desirable to  register the  Preferred

          Trust  Securities under the securities  or blue sky  laws of such jurisdictions as the Depositor  or the Administrative Trustee, on

          behalf  of the Trust, may deem necessary or desirable and (iv) to execute  and deliver,  on behalf  of the  Trust, an  underwriting

          agreement  in  respect  of  the  sale  of  the  Preferred   Trust

          Securities  in such form as the Depositor  shall approve.  In the event that any filing referred to above is  required by the rules

          and  regulations  of  the   Commission,  the  Exchange  or  state

          securities or  blue sky  laws, to  be executed  on behalf  of the

          Trust by  one or more of  the Trustees, each of  the Trustees, in its or his capacity as Trustee of the Trust, is hereby authorized and, to  the extent  so required,  directed to  join in  any such filing and to execute  on behalf of the Trust any  and all of the foregoing, it being understood that the Property Trustee and  the

          Delaware Trustee, in  their capacities as Trustees  of the Trust,

          respectively, shall not be required to join in any such filing or execute  on behalf of the Trust any such document unless required by the rules and  regulations of the Commission, the  Exchange or

          state  securities or  blue  sky laws.    In connection  with  the

          filings referred to above, the Depositor and each Trustee, solely

          in   its  or  his  capacity  as  trustee  of  the  Trust,  hereby constitutes and appoints Robert A. Wooldridge, Peter B. Tinkham and

          Robert J.  Reger, Jr., and each  of them, as its or  his true and

          lawful   attorneys-in-fact  and   agents,  with  full   power  of

          substitution  and  resubstitution,  for  the  Depositor  or  such

          Trustee or in the  Depositor's or such Trustee's name,  place and stead, in any and all capacities, to sign any and all filings and amendments (including post-effective  amendments) to any of  such filings (including  the 1933  Act Registration Statement  and the

          1934 Act Registration Statement)  and to file the same,  with all exhibits thereto  and other  documents  in connection  therewith,

          with the  Commission, the  Exchange  and securities  or blue  sky administrators,  granting unto said  attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith,

          as fully  to all intents  and purposes  as the Depositor  or such

          Trustee  might or  could  do  in  person,  hereby  ratifying  and confirming all that said  attorneys-in-fact and agents or  any of them,  or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

                    5.   This  Trust Agreement  may be  executed in  one or

          more counterparts.

                    6.   The number  of Trustees initially  shall be  three

          (3) and thereafter the number of Trustees shall be such number as shall be fixed from time  to time by a written instrument  signed by the Depositor  which may  increase or decrease  the number  of

          Trustees; provided, however, that  to the extent required  by the

          Business  Trust Act, one Trustee shall be either a natural person who is a resident of  the State of Delaware, or, if not a natural person,  an entity which has  its principal place  of business in the State  of Delaware  and otherwise  meets the  requirements of applicable Delaware law.  Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any

          time.   Any one  or more of  the Trustees may  resign upon thirty

          days prior written notice to Depositor.

                    7.   The Depositor shall have the right to dissolve the

          Trust  at any time prior  to the issuance  of any Preferred Trust

          Security.  Upon dissolution of the Trust pursuant to this Section

          7, each of the Administrative Trustees, acting singly, is  hereby

          authorized  to  prepare,  execute   and  file  a  Certificate  of

          Cancellation  in respect of the Trust with the Secretary of State of the State of Delaware.

                    8.   This  Trust Agreement  shall  be governed  by, and

          construed in accordance with,  the laws of the State  of Delaware

          (without regard to conflict of laws principles).

                    IN WITNESS WHEREOF, the parties hereto have caused this

          Trust Agreement to be duly executed  as of the day and year first above written.


                                             ENSERCH CORPORATION,
                                               as Depositor

                                             By:  /s/ Robert S. Shapard
                                                ---------------------------
                                                  Name:  Robert S.Shapard
                                                  Title: Treasurer


                                             THE BANK OF NEW YORK, not in
                                               its individual capacity but
                                               solely as Trustee

                                             By: /s/Mary Jane Morrissey
                                                ---------------------------
                                                  Name:  Mary Jane Morrissey
                                                  Title: Vice President


                                             THE BANK OF NEW YORK (DELAWARE),
                                               not in its individual capacity
                                               but solely as Trustee

                                             By: /s/ Mary Jane Morrissey
                                                ---------------------------
                                                  Name:  Mary Jane Morrissey
                                                  Title: Authorized Signatory


                                             Michael Perkins, not in his
                                               individual capacity but solely
                                               as Trustee

                                             By:   /s/ Michael Perkins
                                                ---------------------------